Form C

Cover Page

Name of issuer:

Cigloo, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 2/22/2017

Physical address of issuer:

919 North Market St., Suite 425
Wilmington DE 19801

Website of issuer:

http://www.cigloo.io

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

400,000

Price:

$0.75000

Method for determining price:

Please see response to Question 21 for complete discussion. The price per share of $0.75 is based on a Company valuation of $6,450,000.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/18/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$860.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$137,223.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($137,223.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Cigloo, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tsur Yahav	Entrepreneur	Cigloo	2017
Eliezer Lior	Entrepreneur	Cigloo	2017
Hadar Eshel	Business Development & Marketing	Cigloo	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gad Marton	VP Sales	2017
Tsur Yahav	Director & Co-Founder	2017
Eliezer Lior	Chairman & Co-Founder	2017
Hadar Eshel	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tsur Yahav	2,450,000 common stock	28.49
Eliezer Lior	4,900,000 common stock	56.98

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Cigloo is a development-stage company with limited operating history, minimal operating capital, no significant assets and no revenue from operations. If we cannot raise enough investment capital in the future, we may not survive.
>
> We have minimal operating capital and, even if we raise $1,000,000 in this offering, for the foreseeable future we will be dependent upon our ability to finance our operations from the sale of additional equity or other financing alternatives. We have a history of accumulated deficits that may continue into the foreseeable future. Startups often depend on raising several rounds of additional capital until they are profitable. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources, so the failure to raise sufficient operating capital could put your investment dollars at significant risk.

Competition in our industry is intense, and we may not be able to compete successfully.

The cyber security and the virtualization vendor's industry is highly competitive. Our competitors have greater financial and other resources than we do. Increased competition has caused the cyber security industry to change, as our competitors seek to lower costs, further increasing pressure on the industry's profit margins. Heightened competition, significant pricing initiatives or discount programs established by competitors or new entrants could create additional competitive pressures that reduce margins and adversely affect our business, financial condition and results of operations.

Our goal of generating a greater percentage of our revenue from large companies could require more resources to provide the services required, which could increase our operating costs and hurt our business.

Part of our growth strategy is to focus on attracting more of the larger companies that have cyber security needs. By working with larger companies, we may face increased service requirements, more intense pricing pressure, and the need for additional working capital to accommodate the larger receivables and collections issues that are likely to occur as a result of being paid on credit terms. If we are unable to adequately address those demands, it may affect our ability to work with greater numbers of large companies, which may adversely affect our results of operations and future growth.

We may not be able to increase awareness to our brand in the marketplace as quickly or as effectively as is necessary to ensure revenue growth.

To generate revenues we must expand awareness of our brand and its related solutions. To accomplish this, we must increase our visibility in the marketplace. Potential customers must be aware of our existence and be able to find us. We need to demonstrate how our solutions can be useful to them. That could require us to devote more resources to marketing efforts, including advertising and other expenses, to build public awareness of our brand.
Even with an enhanced marketing effort, there is no guarantee that we will be able to increase the scope of interest in our solutions or even if such enhanced marketing efforts will lead to greater interest there is no guarantee we will be able to convert such interest into paying customers. Any number of conditions could affect the success of our marketing efforts, including a poorly executed campaign, or an inability to keep up with new technologies, which could have a negative impact on user experience with our solutions and adversely affect our results of operations and future growth.

We may need to raise additional capital in the future with no guarantee we will be able to do so on acceptable terms or at all.

We expect to continue to seek investments in our business in the foreseeable future to help it grow. We may require additional funds for such things as infrastructure and technology improvements, adding personnel or acquisitions. We may need to seek equity or debt financings. If either or both were to happen, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any future debt financing could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters. That could make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms acceptable to us when we require it, our business growth could suffer and our ability to respond to business challenges could be harmed.

The Remote Browser category of the cyber security industry is relatively new and the enterprise adoption is low.

The remote browser category is embryonic; it and the vendors are not well-known and enterprise adoption rate is less than 1% today. However, we believe enterprise interest in this type of approach will grow as enterprises grow frustrated with the ongoing stream of compromises of end-user systems (and subsequent attacks on enterprise back-end systems), where the root cause is traced to some type of web-based attack. According to Gartner Remote browser services will be used by 50% of enterprises in 4 years. Link: It's Time to Isolate Your Users From the Internet Cesspool With Remote Browsing.

The costs associated with the purchase of licenses.

Cigloo's Remote browser solution is based on virtual desktop infrastructure (VDI) technology which is deployed along with Cigloo management platform and in some cases the customers need to add additional licenses of Citrix or VMware and or Microsoft, which is involve with additional fees.

The Remote Browser market is competitive and that could decrease our ability to succeed.

The Remote Browser industry has an increasing number of competitors seeking to solve the access of HTML code into today's enterprise companies. Most of these competitors are well funded and has the ability to educate the market about the need and push their solutions with massive sales team. Such competitors include, among possible others, the following:
-Authentic8
-Aurionpro (acquired Spikes Security)
-Digital Guardian (acquired Armor5)
-Fireglass
-Light Point Security
-Menlo Security

It is difficult to project our performance and whether we will be successful.

Our operational history is limited and our business plan is based on assumptions about customers' ability to decide about moving their corporate users browsing from their own desktops to the cloud or to an external datacenter.

Our future success depends on our management team and our ability to attract, retain and motivate qualified personnel.

Our future success largely depends on our chief executive officer. If he or other members of our management team, including technical and marketing personnel, were to leave Cigloo, we might not be able to find replacements who could implement our business strategy. This could have a material adverse impact on our business, our financial condition and results of operations. If any of our managers were to join or start a new, competing business, we could lose customer. There could be costs involved in recruiting and retaining replacement personnel. We do not hold "key person" life in surance. We may not be able to attract additional employees we might need in the future in order to effectively manage and grow our company, which would affect our success.

No public trading market for your shares exists, and we do not have plans presently to apply for listing of our shares on any securities exchanges or online securities marketplaces. Consequently, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

The shares offered hereby may not be sold or transferred for one year. There is no public market for our shares, and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. If you are able to sell your shares, you would likely have to sell them in an illiquid market at a substantial discount to the price you paid for the shares in this offering. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

We have no current plans to pay cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and we do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends, if any, will depend upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.

Our founders will control approximately 86% of our outstanding shares of common stock after raising the maximum amount offered in this offering, and this concentration of ownership may have an effect on transactions that are otherwise favorable to our stockholders.

Upon completion of this offering, our founders will beneficially own as a group an aggregate of approximately 86% of our outstanding common stock - assuming the sale of the maximum amount of shares. Because of their beneficial stock ownership, the founders will be in a position to continue to elect members to our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our founders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our founders.

Issuance of options to employees and service providers

The Company intends to issue in the future options to employees and service providers. If and when such options are exercised, our existing shareholders' ownership percentage in the Company will be diluted.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds: 35% for product development

25% for new hires

12.5% for sales & marketing

12.5% for international expansion

10% for repayment of loan

5% miscellaneous

If we raise: **$500,000**

Use of Proceeds: 35% for product development

25% for new hires

12.5% for sales & marketing

12.5% for international expansion

10% for repayment of loan

5% miscellaneous

If we raise: **$750,000**

Use of Proceeds: 35% for product development

25% for new hires

12.5% for sales & marketing

12.5% for international expansion

10% for repayment of loan

5% miscellaneous

If we raise: **$1,000,000**

Use of Proceeds: 35% for product development

25% for new hires

12.5% for sales & marketing

12.5% for international expansion

10% for repayment of loan

5% miscellaneous

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Class of shares offered:
common stock

Number of common shares
outstanding immediately prior to the launch of the crowdfunding campaign:
8,600,000

Number of authorized common
shares: 20,000,000

Minimum target amount:
$300,000

Minimum number of shares
to be issued to meet the minimum target amount: 400,000

Maximum target amount:
$1,000,000

Maximum number of shares
to be issued to meet the maximum target amount: 1,333,333

Company valuation
(pre-offering): $6,450,000

Offering price per share: $0.75

Minimum investment per investor: $300.00 (400 shares)

Maximum investment per investor: $99,999.75
(133,333 shares)

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Cigloo, Inc. seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	20,000,000	8,600,000	Yes	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

There are no other classes of securities in the Company. The Company is authorized to issue only common stock.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

There are no other classes of securities in the Company. The Company is authorized to issue only common stock.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

The principal shareholders hold the same class of shares that will be offered to investors in this offering. However, since the principal shareholders will own more than 50% of Company's shares after the offering they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. In addition, investors participating in the offering will be granting an irrevocable proxy to the Company's CEO to vote their shares.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

As a private company, valuing the Company's securities is a difficult task. Unlike public companies with stock actively traded in the public marketplace, there is no public market for Cigloo, Inc. securities. Further, our estimates described below are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties and could cause actual results to differ materially from those anticipated as of the date of this Form C. Potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this Form C, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

We estimate our sales for 2018 to be $806,250. We further used a revenue multiple of eight, given the potential high growth rates in the sector we operate in. We intend to continue valuing our Company in the future based on projected sales times a certain revenue multiple, as such multiple may change from time to time based on market conditions and the Company's predictions about its potential future growth.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of the date of the balance sheet, April 30, 2017, the Company had an outstanding loan at the amount of $137,223. The loan to the Company was provided by SmartX professional services Ltd, which is a company controlled by Eli Lior, our Chairman.

Duration: Creditor shall be entitled to demand a partial or full repayment of the loan at any time with 14 days prior notice. Debtor, at its own discretion, shall be entitled to repay the loan at any time. Should any lien be levied on Debtor's assets, or any receiver, trustee or special manager is appointed for the Debtor the loan shall become immediately due without the need for the foregoing 14-days prior notice.

Interest: The loan shall bear an annual interest of 4% and be tied to the Israeli Consumer's index.

Manner of loan repayment: The loan shall be repaid on a FIFO basis in a way that repayments shall be first credited to interest, next to the Israeli consumer's index and finally to the principal.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2017	Section 4(a)(2)	Loan	$137,223	General operations
3/2017	Regulation-S	Priced Round	$860	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company has debt ($137,223) payable to SmartX professional services Ltd, which is a company controlled by Eli Lior, our Chairman.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Business Overview

Browsing the internet opens every business to significant risk. 80% of web attacks are browser-born attacks that target users via malicious URLs.
A malicious URL is a web page that contains malicious code which runs on your desktop while you're browsing that particular page. Malicious URLs can harm corporate and privately-owned computers alike by encrypting all the files or stealing personal data. When it comes to businesses and large corporations such as clinics, hospitals, banks, educational establishments and governmental agencies, the effect of this risk is much more devastating and can have cooperation-wide repercussions.
A single corporate user who browses the internet may, unintentionally, place an entire organization, along with its most sensitive corporate assets, at great risk. Multiply that single user by tens, hundreds or thousands of users and the risks that organizations face today by allowing their employees to surf the internet are practically incalculable.
Our vision is to allow organizations to maintain the necessary security levels of their business, without fear of cyber attacks through web browsers, email links and files downloads.

Cigloo's Solution

Cigloo is a secure and more efficient way for today's organizations to access any website safely by isolating the company's internal sensitive data from the internet, thus preventing the risk of being compromised by malware and ransomware attacks.
Cigloo is a next generation browser isolation management platform. It provides organizations with the ability to enforce web isolation and assures that all malicious browser's code, email links, files and browsers-based apps operate outside of the core network, ensuring the security of sensitive corporate data.
The Cigloo multi-platform management system supports top remote (SBC) technologies: Citrix XenApp, VMware Horizon View and Microsoft RDS, while providing the best seamless user experience with the highest security standards available. Cigloo enforces every browsing aspect including, who accesses which URL, when, how and where from, while handling other aspects of user's web interaction including file download and upload, clipboard management and mail internet access.
Cigloo is delivered as a virtual appliance on top cloud platforms such as Amazon Web Services AWS and Microsoft Azure to enable use of top remote desktop (DaaS) and Remote browsers (BaaS) platforms in a secure manner.

Milestones / Possible Future Milestones

Q1 2016 - Starting development of V.1 for on-prem implementations

Q3 2016 - Finishing customers requirements survey for secure remote browsing

Q4 2016- Starting BETA customer's POC'S

Q1 2017- First successful POC for credit cards company

Q3 2017- INVESTMENT

Q3 2017- V.2 For cloud starting development

Q4 2017- First customer in full production of min 2000 users

Q1 2018 - V.2 First BETA Customer

Q2 2018 - Start marketing and sales for Cigloo cloud V.2

Q2 2018 - Start working on additional capital raising round

Business Model

Cigloo's strategy is to work with the Desktop as a Service ("DaaS") and Browser as a Service ("BaaS") manage service providers (MSP's) for example Citrix on Azure MSP's and VMware on AWS MSP's, and add Cigloo browser isolation management platform to their portfolio as a cloud anti ransomware solution.
Cigloo will work with the channel partners to create sales opportunities and will generate SQL's for the channel to increase demand generation.
Cigloo's pricing model is per-user and is paid on a yearly recurrent contract with partner's discount and incentives to encourage sales accelerations.
The recent collaboration between cloud providers and remote browser technologies, Citrix on Azure and VMware on AWS, reveals new opportunities as BaaS pricing regresses while technology improves.

Financial Condition Overview

Since our inception in February 22, 2017, we have devoted substantially all of our resources to organizing, business planning, research and development and general and administrative expense to support such research and development. As an early-stage company, we have incurred operating losses since inception. Our net operating losses were $137,223 for the period from inception (February 22, 2017) to April 30, 2017. As of April 30, 2017, we had an accumulated deficit of $137,223. We have financed our operations to date primarily through a loan from a company owned by two of our founders.

Liquidity and Capital Resources

Our operations require continuing capital investments. We have financed our operations to date primarily through a loan from a company owned by two of our founders. We have no bank lines of credit. We expect to rely on continued equity and/or debt financing to fund our operations. The sale of additional equity securities could result in additional dilution to our stockholders and those securities may have rights senior to those of our common stock. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.
If we cannot raise additional capital, we may consume all of our cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to the company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results.

We have $860 cash on hand as of 05/09/2017. Our average cash loss per month since inception in February 2017 has been $40,000. The founders of Cigloo will continue supporting its operations for at least the next 6 months. Future expenses will increase contingent on funds raised in this and future funding rounds.

Money loaned to Cigloo from its founders is paid directly by SmartX (a company controlled by two of Cigloo's founders) to Cigloo's employees and the service providers it uses.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for the Company and capital to pursue further product development of the Company's search engine and purchase portal. Additionally, the Company intends to seek other funding sources in 2017, but there is no guarantee the Company will be successful.

Plan for Future Revenues and Financial Outlook
We have 27,000 non-paying beta users. Cigloo's strategy is to work along with Citrix on Azure and VMware on AWS solution providers and to add Cigloo's browser isolation management platform to their offering portfolio as top cloud security use case. Cigloo will work with the channel partners to create sales opportunities and will help the channel to create the demand from the end users. Cigloo's pricing model is per user and will be paid based on a yearly recurrent contract with partners discount to encourage sales accelerations.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://cigloo.io/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Subscription Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Eliezer Lior
- Gad Marton
- Hadar Eshel
- Tsur Yahav

Appendix E: Supporting Documents



INVEST IN CIGLOO

Virtual web browser isolation to eliminate hacker access

$0
raised of $300K goal

$300 min **INVEST**
by Wefunder Portal LLC

Priced Round
$6.45M pre-money valuation | **$0.75**/share
If you invest, you're betting Cigloo will be worth more than $6.45M in the future.

INVESTOR PERKS

$300+	Cigloo laptop camera cover to prevent hackers spying via your your laptop camera
$1,000+	Cigloo T-Shirt
$5,000+	Cigloo Cyber Hero T-Shirt
$10,000+	Get a free ransomware defence consultation from Hadar (CEO) for your business.
$25,000+	All of the above.
$50,000+	Meet with closest Cigloo representative for a coffee and all the above.
$100,000+	Meet one of the founders in person and all of the above.

> *Cigloo is the next leap forward in enterprise security and we picked the perfect time in history for our launch. We eliminate security risks of the open internet like malware and ransomware with a proprietary web proxy that isolates your internet browser from the rest of your computer. I just sold my last company for $42M and truly believe Cigloo is a much bigger opportunity.*



Hadar Eshel
CEO & CO- FOUNDER, CIGLOO

OUR AMBITION

The firewall was new in the late 80s. Now it's standard on every computer. It's 2017 and Cigloo is the next firewall. Only 1% of the market uses web isolation and Cigloo already has served 27,000 endpoints in several enterprise companies. Soon web isolation will become a standard and Cigloo, the default choice among corporate giants, will be relied upon to ensure every single employee can browse the internet without fear of malicious attacks on his or her work desktop.

KEY FACTS

- 27,000 endpoints browsing and protected by Cigloo's isolation platform
- CEO sold previous company for $42M
- Top cyber solution coming out of Israel, which is known world-wide for its innovative solutions for security threats
- Partners include Microsoft, VM ware, Amazon and Citrix
- Healthcare, Finance and government agencies are already using our platform

DOCUMENTS

CIGLOO_Browser_Isolation_Datasheet.pdf

cigloo.io

SOFTWARE TECH B2B COMPLIANCE CYBER SECURITY SOFTWARE B2B SECURITY CYBER ENTERPRISE CYBERSECURITY RANSOMWARE

WHY I LIKE CIGLOO

I personally know the entrepreneurs of Cigloo Browser Isolation for several years now. Their innovative approach, vast experience and professional values in the field of IT are second to none, especially concerning Security and Virtualized software infrastructure. Furthermore, I foresee that their diligence, ambition and excellence will lead them to great success in this imperative area of Browser Isolation. I also predict that their expertise in dealing with enterprises will allow Cigloo to achieve product breakthrough, successful penetration to their target market and efficient implementation of its solution in many organizations, be it directly on the Cloud or through Managed Security... READ MORE



Barak Yanir

FORMERLY GENERAL MANAGER, MOTOROLA SOUTH ISRAEL

THE BUZZ ABOUT CIGLOO

"Using Cigloo keeps our web interactions fully isolated and secure while improving our users' browsing experience."

Sharon Harris

Assuta Hospital CTO

Tsur and his team have developed a great solution that enables enterprises to isolate user's browsing outside the corporate network. For this reason, we as an MSP leader in the Israeli market and Cigloo as the most veteran Israeli Browser Isolation solution partner I always recommend Cigloo to any new merchants who sign up. I'm excited about the new possibilities Cigloo has in its ability to secure sensitive corporate data while user experience is preserved.

Eli Matara

VP Sales & Marketing, MedOne

The Problem: Rise of Malware and Ransomware

Hackers have a new tool and the world is totally unprepared

Ransomware is the latest scourge of the internet, extorting millions of dollars from people and organizations after infecting and encrypting their systems. It has moved from the 22nd most common variety of malware in the 2014 to the top today's organization concern.

230,000

Computers infected in over 150 countries during Wannacry ransomware attack on May 13, 2017.


NORTH AMERICA
SOUTH AMERICA
AFRICA
ASIA
AUSTRALIA

"World's biggest cyberattack sends countries into 'disaster recovery mode'"

\- CNN

"Incidents of Ransomware on the Rise"

\- FBI Report

"The WannaCry ransomware attack has spread to 150 countries"

\- The Verge

"France's car-maker Renault, Portugal Telecom, the US delivery company FedEx were also affected."

\- BBC

A single user browsing the internet can unintentionally place an organization's most sensitive corporate assets at great risk. Multiply that single user by tens, hundreds or thousands of users and the risks that face today's organizations through employee internet access are nearly incalculable.

\- Hadar Eshel, Cigloo CEO

Solution: Browser Isolation

How it works

Remote browser services remove the act of internet browsing off of the end user's desktop and into a remote server, isolating the user's computer and files from outside attacks. The user can still browse the public internet, but attacks are kept isolated in the remote browser sessions.


Users
Browser isolation management platform
Remote Browser Technologies
Internet
Mail Protection
File Sanitation
Web Isolation
CIGLOO
CITRIX
Microsoft
vmware
Adobe

CIGLOO is an advanced web proxy residing between users and their virtual environment. It can be implemented on premise or in the cloud. All web content execution is controlled and isolated using CIGLOO's advanced rule engine, determining how, where and when web content is displayed and which browser is used.

History of Cyber Security

Cigloo is the next leap forward



1980s: Firewall

The firewall was the first step in cyber security. The firewall typically establishes a barrier between a trusted, secure internal network and another outside network irrespective of the browser.

Early 2000s: Remote Desktop

Remote desktop allows a user to remotely log into a networked computer. Companies like Citrix and VM Ware have built billion dollar businesses on the back of this technology.

CIGLOO
BROWSER ISOLATION

2017: Remote Browser

Browser isolation enforces web isolation to make sure that all malicious browser's code, email links, files and browsers based apps will operate outside of the core network and sensitive data.

Market Opportunity

The web isolation market has sprung up in the past 3 years, with the majority of investments coming in the past two years. Today's organizations are starting to understand that they need to take the internet outside of their core network while keeping their users ability to browse the internet safely.

By 2021...

20%

Of enterprises will adopt a remote browser solution to isolate internet browsing from the enterprise systems, in comparison with less than 1% in 2016.

50%

Of enterprises will actively isolate internet browsing activities to reduce the impact of attacks, in comparison with less than 5% in 2016.

"Almost all successful attacks originate from the public internet, and browser-based attacks are the leading source of attacks on users. Information security architects can't stop attacks, but can contain damage by isolating end-user internet browsing sessions from enterprise endpoints and networks.

– Gartner Report: "It's Time to Isolate Your Users From the Internet Cesspool With Remote Browsing", Neil MacDonald, September 2016

Cigloo Partners

Cigloo strategy is to work along with Citrix on Azure and VMware on AWS solution providers and to add Cigloo browser isolation management platform to their offering portfolio as top cloud security use case.

LET'S FIGHT TOGETHER AGAINST RANSOMWARE

I started to think about this project after my laptop at home had been attacked by ransomware. This sneaky ransomware entered my home, my computer and most devastating of all, my most private files: photos and videos of my children. And they would all be gone, mere memories, unless I were to pay the ransom fee.

Not only was it frustrating, it was the fact that something, someone, had invaded my computer and with it, my privacy.

The truth is that the same is happening in the businesses all the time. But unlike personal computer users, these organizations do have rules about how to deal with such events. In theory, this should make dealing with events like this a clear cut process, but that's but not necessarily what takes place in practice.

Actually, there is a war outside!
Only recently, we have begun to experience cyber attacks that can paralyze society and make life very difficult, to say the least.

As an Israeli entrepreneur, I decided to take action and to find the solution to the ransomware epidemic. We are a very skilled and capable group of 26 virtualization and security experts, with many years of experience dealing with top enterprise customers requirements. Thus, we began to think about what we can do to make our country's citizens' sensitive medical, financial and personal data more secure against ransomware attacks.

As my personal ransomware experience taught me, even home users need to be using strong ransomware protection and therefore I now use our advanced technology to protect my business and myself. And as Israelis, citizens of a small country surrounded by instability, my team and I have had had no choice other than to become experts at dealing with pressure and critical decisions all the time. It's due to this unique combination of technical skill and perseverance that we believe we have the know-how and expertise to deal with the issue of ransomware.

We invite you to join in the effort to isolate and defeat ransomware. Help us take control of our lives and finally put an end to the ransomware issue.

Together we can win this!!!



Eli Lior
Chairman of the Board

MEET THE FOUNDERS

and the team



Hadar Eshel

CEO & Co- Founder

Hadar's expertise and passion lies in introducing new technology products to new markets and building a solid marketing machine.



Eli Lior

Chairman of the Board

Eli Lior is a serial entrepreneur with rich experience in managing and leading Hi-Tech companies



Tsur Yahav

Director & Co-Founder

Tsur has extensive experience and expertise in all related browsing Virtualization-based fields with a record of managing over 40 enterprise-level projects

AND THE REST OF THE TEAM



Gad Marton

VP Sales

Gad brings vast entrepreneurship experience in leading technology and business strategies



Maayan Lior

Marketing



Daniel Raban

Senior Developer



Pavel Klushin

Senior Solution Engineer

DETAILS

– COLLAPSE ALL

Who is on your team?

Eli Lior | Chairman and Co-Founder. Eli is a successful entrepreneur with vast experience in managing and leading technology companies. Prior to becoming the Chairman and Co-founder of Cigloo, Eli was a Co-Founder and CFO of Smart-X Software Solutions that developed real-time management and control systems, as well as the very successful ControlUp. Prior to that, Eli founded and acted as the CEO of Commart Technologies, a leading IT service company in Israel, as well as the President of the Incom Group, which specialized in international telecommunications (sold to an American company in 1995). Eli studied economics and statistics at the Hebrew University in Jerusalem and is a graduate of the IDF's Mamram central computer unit where he served as captain of the "8200 Intelligence Unit" for 6 years. Additionally, Eli managed the Israeli IT and Communication unit of Intel Corp.

Tsur Yahav | Acting CTO. Tsur is the acting CTO of Cigloo and has extensive experience and expertise in all browser-virtualization based fields, with a record of managing over 40 enterprise-level projects of Jetro and Citrix. Before co-founding Cigloo, Tsur was VP at ONE1 and prior to that, he was the division manager of SBC at Ness Technologies. Tsur has held additional high-level roles in Israeli corporations over the last 20 years.

Hadar Eshel | CEO and Co-founder. Hadar's expertise and passion lies in introducing new technology products to new markets and building a solid marketing mechanism. Prior to joining Cigloo, Hadar was Co-Founder and VP Marketing and Sales of a cloud database security company named GreenSQL / Hexatier, which was acquired in 2016 by the Huawei corporation for $42M. Prior to that Hadar founded and served as CEO of TrekIT, a two-tier distribution operation which was the first to introduce F5 and Fortinet to the local Israeli market, which demonstrated sales growth from $0 to over $10M in less than 3 years.

Gad Marton | VP Sales. Gad brings vast entrepreneurship experience in leading technology and business strategies. Prior to joining Cigloo, Gad established the IMEA sales channel operation for ControlUp. His expertise is in developing global sales channels and strategic alliances. In 2001, Gad co-founded Jetro Platforms and served as VP Product Development and later on as VP Sales and Professional Services. Jetro Platforms (Acquired by RDT in 2008) was the first SBC software vendor at the time who offered a Secure Browsing Solution based on remote desktop platform.

What is Cigloo?

Cigloo is a browser isolation management software. It allows organizations to securely access any website by isolating the company's internal sensitive data from the internet, thus preventing the risk of being compromised by malware and ransomware attacks. Cigloo provides organizations with the ability to enforce web isolation, ensuring that all malicious browser codes, email links, files and browser-based apps operate outside of the core network, guaranteeing the security of sensitive corporate data.

Why did you pick this idea to work on?

With a combined total of over 15 years of experience in the fields of Security, Virtualization and Cloud and over 20 years' experience in implementing remote browser/desktop technologies for enterprise companies, we have already founded successful companies that have achieved global recognition.

The inspiration for this new idea came from our local customers who were looking to manage their remote desktop environments with greater security. They approached us looking for a seamless way to ensure that their users would be able to browse the Internet with a remote isolated browser that wouldn't be located on their local desktop. This was our starting point. From that point forward, we began developing the first successful iteration of the Cigloo solution that performs as a browser firewall and isolation platform. This first version is already serving over 30,000 corporate users in real-time.

What makes your company unique from its competitors?

We know this market well and understand that browser isolation is tightly linked to the top remote browsing technologies and services available today such as Microsoft, Citrix, and VMware. These players will remain the top remote browser technologies for at least the next five to ten years and this is why we are using their products and services to deliver the best security while allowig a great user experience and complete scalability.

Why is web isolation a hot market?

The web isolation market has sprung up in the past three years, with the majority of investments coming in the past two years. Today's organizations are starting to understand that they need to take the internet outside of their core network while maintaining the ability to browse the internet safely.
Gartner's predictions show a steep increase in the adoption of browser isolation solutions within a 5 years' time frame*:

By 2021, 20% of enterprises will adopt a remote browser solution to isolate internet browsing from the enterprise systems, in comparison with less than 1% in 2016.

By 2021, 50% of enterprises will actively isolate internet browsing activities to reduce the impact of attacks, in comparison with less than 5% in 2016.

Through 2021, organizations that isolate internet browsing will experience a 70% reduction in attacks that compromise end-user systems.

*Source: "It's Time to Isolate Your Users From the Internet Cesspool With Remote Browsing", Neil MacDonald, September 2016

What are the most common security tools used these days?

Today's organizations use secure web gateway technologies such as Blue Coat and Zscaler Websense that filter in and out all web content running to and from their networks. This set of technologies is delivered to the customer's dedicated environment or in the cloud via a shared web protection layer. These security vendors identify attacks in one part of the world and immediately react and block these specific attacks patterns on other parts of the world. They sometimes use more than ten different AntiVirus engines to find the related threats and even that isn't 100% bulletproof.

What are some examples of large-scale attacks that have occurred in the last two years due to malware / ransomware on browsers?

Malicious attacks happen every single minute all over the world. Watch Cyberattack in Real-time Worldwide. The victims of these attacks range from individuals to SMBs to major corporations and organizations. As we well know, there are so many examples of threats like ransomware that touch our daily lives. For example, this past January, a major ransomware attack paralyzed a hotel in Austria. For three hours, many guests were locked in or out of their rooms while the hotel IT staff did all they could to remediate the situation. In a prior incident, a ransomware attack shut down the San Francisco transit system.

All you need to do is to Google "ransomware attack" to see that new variants are cropping up every several hours. This past week's massive WannaCry outbreak proved once again that hackers are playing a game they think they can win.

CNN “World's biggest cyberattack sends countries into 'disaster recovery mode“
FBI "Incidents of ransomware on the rise, FBI"
THEVERGE “The WannaCry ransomware attack has spread to 150 countries”
BBC “Massive ransomware infection hits computers in 99 countries”

There are countless stores like these; in fact, so many that it’s almost impossible to keep up with them or say which have had the greatest impact. What we do know for certain is that attackers are showing no signs of slowing down. This is why our defense methods need to change.

How does Cigloo work?

Cigloo acts as a web proxy that sits between the organization users and their remote desktop environment. Cigloo can be implemented on the premises or in the cloud. All web content execution is controlled and isolated using Cigloo’s advanced rule engine, determining which browser is used and how web content is displayed.
Because external content is executed outside the corporate network, all malware is effectively blocked from running internally. The only traffic that can enter a secured network is screen updates, prints and clipboard items. Your network remains secured and isolated, significantly reducing your corporate attack surface.

What types of attacks does Cigloo protect from?

Cigloo efficiently protects organizations from:

1. Browser vulnerabilities that occur while browsing legitimate websites such as Facebook, Google, Salesforce Office 365 or accidental browsing on malicious websites, designed to attack their visitors.

2. Emails received containing malicious URLs and attachments.

3. Files downloaded from malicious websites.

4. Browser-born vulnerabilities invoked from applications such as Adobe Reader, Flash, Java and Microsoft Office.

How does Cigloo protect against online attacks?

Cigloo manages the organization's ability to run all risky web browsing on a remote browser, making sure the browser HTML code is executed outside of the network on a remote browser environment, all without harming the user experience.

How do you explain to people how well the service works?

Cigloo ensures a completely transparent user experience and supports a large range of browser technologies, like Citrix, VMWare and Microsoft. Implementation is fast and easy. With Cigloo, clients enforce their remote browsing security requirements and can be sure that all risks are running outside of their corporate network. Compared to our competitors, these are very compelling arguments.

How do you show the service makes users safer?

Gartner, the technology research company, released a fascinating report that showed that remote browsing technology helps lower the threat from browser-born malware by 70%.

Who is your sweet spot customer? How many of them are out there?

Our “sweet spot” customers are companies with more than 1000 employees. Our target verticals are Healthcare, Finance and Governmental organizations.

What's different about Cigloo?

Cigloo is the only browser management isolation platform to offer multi-platform support in the top remote Browser/Desktops technologies (Citrix XenApp, VMware Horizon View and Microsoft RDS). These technologies are already in use in the majority of enterprise companies who thus have certain expectations in terms of user experience, performance, security and scalability.
Cigloo securely manages all browser activity on these platforms by moving all activity to a secure remote browser environment, isolating any and all malicious web or browser content. This effectively eliminates nearly all of today's cyber threats.

Who are your competitors?

Riding on the enormous market potential, the Remote Browser/Browser Isolation vendor landscape is becoming more and more crowded. The Remote Browser industry has an increasing number of competitors seeking to solve problem of exposure of HTML code into enterprise networks. Most of these competitors are well funded and have the ability to educate the market about the need for their solution, while pushing it to market with massive sales teams. Such competitors include:

Authentic8

Aurionpro (acquired Spikes Security)

Digital Guardian (acquired Armor5)

Fireglass

Light Point Security

Menlo Security

We are confident though, that based on the unique added values that we possess and with the appropriate funding, we will be able to quickly establish ourselves as the leading force in the Browser Isolation management solution landscape.

Why do other security services remain vulnerable?

There are hundreds of security solutions out there. But one of the most crippling problems today are ransomware attacks. Why is that still happening? It is happening because none of the security solutions available today can handle 100% of the threats. There is a virus one day, and the next day companies develop a patch. Then there is a new virus the next day. That's why large security vendors companies like Symantec and McAfee are frustrated and looking for other ways to solve this issue.

Today's security solutions are starting to use sophisticated heuristic engines to identify what's good and what's bad, but until this technology is 100% fully trusted, another layer of isolation is needed.

Security vendors such as Symantec, McAfee, CheckPoint and others are having an increasingly hard time blocking web-based attacks because of advanced and sophisticated attacks. Attackers often have unlimited budgets to develop the next attack, making them even harder to beat. It's a never-ending game of cat and mouse.

Why don't the remote Desktop/Browser vendors do this themselves?

The remote desktop vendors don't have a network proxy that gets all web browsing users requests and then manages their browsing corporate users' activity. These vendors concentrate mainly on virtualization; Security is not their main concern, but they are starting to understand the need for collaborating with security vendors to help their clients become more secure.

What do you understand about your business that other companies in it just don't get?

Most of today's enterprise companies are already using remote browser/desktop technologies such as Citrix that will likely continue to lead the remote browser market with their technologies in the foreseeable future.
The vendors that Cigloo supports provide the best user experience for remote browsing and Desktop.
The supported vendors support all Windows-compatible browsers (industry standard browsers: Internet Explorer, Chrome, Firefox, Opera, etc..).

Do you have domain expertise in this area?

We have the right combination of skills to succeed:
Our Chairman Eli Lior founded SmartX Professional Services which is the only Israeli platinum partner of Citrix serving top government agencies. In 2009 he co-founded Control-up, a Big Data platform for virtualization monitoring that serves over 800 clients worldwide, mainly in the USA.
Our CEO Hadar Eshel was the co-founder of Hexatier (Formerly GreenSQL), a cloud database security vendor which was acquired in 2016 for $42M by Huawei Technologies, the biggest Chinese multinational networking and telecommunications provider.
Tsur Yahav, our co-founder and CTO has extensive experience and expertise in all related browsing Virtualization-based fields, with a record of managing over 40 enterprise-level remote browsing projects.
Our years of experience in developing new ventures and the ability to successfully market our technology to other markets gives us the extra mile needed for the success of this project.

How will you make money?

Cigloo's strategy is to cooperate with top remote browser technology vendors, channel partners and end users, as well as to manage service providers to deliver the best web isolation technology to any company, regardless of its size.
Cigloo will work with vendor channel partners to create sales opportunities and will execute them via the channel or via the managed service provider (MSP) operation. Cigloo's pricing model is per-user and is paid on a yearly recurring contract with partners' discounts and other incentives to encourage sales accelerations.

How will you get users?

We will work along the remote desktop vendors channel partners. Cigloo's offering enables their services to become the next generation secure web gateway and a browser isolation solution.
Additionally, we will establish a strong marketing plan, which would alow us to reach our target audience and create the demand for our solutions by, among other menas, running marketing events in collaboration with our channel partners.

Why are your raising money with Wefunder?

This capital raised would allow us to launch our new cloud deployment solution. This new cloud-based version will create a path for organizations to go to any cloud marketplace such as Amazon Web Services or Microsoft Azure and easily deploy our solution onto their private cloud account. The new version will be offered to any organization in any size and not only to enterprises since it will be delivered as a service. Additionally, we intend to use the funds raised to create opportunities with and for our partners.

What are your plans for the immediate future?

We will add cloud deployment capabilities along with more security features. Moving to the cloud is the main reason we are looking for funding. We know that the future is in the cloud and we believe that a cloud deployment will be much easier for organizations. Additionally, this will give us the ability to approach midsize business as well as large enterprises.

What is your cash on hand and burn rate?

We have $860 cash on hand as of 05/09/2017. Our average cash loss per month since inception in February 2017 has been $40,000. The founders of Cigloo will continue supporting its operations for at least the next 6 months. Money loaned to Cigloo from its founders is paid directly by SmartX (a company owned by two of Cigloo's founders) to Cigloo's employees and the service providers it uses.

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RISKS SPECIFIC TO CIGLOO

1. Cigloo is a development-stage company with limited operating history, minimal operating capital, no significant assets and no revenue from operations. If we cannot raise enough investment capital in the future, we may not survive.

We have minimal operating capital and, even if we raise $1,000,000 in this offering, for the foreseeable future we will be dependent upon our ability to finance our operations from the sale of additional equity or other financing alternatives. We have a history of accumulated deficits that may continue into the foreseeable future. Startups often depend on raising several rounds of additional capital until they are profitable.... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Cigloo is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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